CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$15,630,858	$1,114.48

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated January 26, 2010

(To the Prospectus dated February 10, 2009 and Prospectus Supplement dated September 14, 2009)

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-145845

Barclays Bank PLC Double Short Leverage Securities

Linked to the Barclays Capital 30Y Treasury Futures IndexTM

A Measured Approach for Increasing Risk and Return

$3,657,000 Double Short Leverage Securities Linked to the Barclays Capital 30Y Treasury Futures IndexTM due January 31, 2011

$11,466,000 Double Short Leverage Securities Linked to the Barclays Capital 30Y Treasury Futures IndexTM due January 31, 2013

Investment Description

Double Short Leverage Securities (the “Securities”) are senior, unsecured notes issued by Barclays Bank PLC linked to the performance of the Barclays Capital 30Y Treasury Futures IndexTM (the “Index”). The Securities are designed to replicate a leveraged, double-short position in the Index. Each $1,000.00 principal amount of Securities is being offered for $1,000.00 plus an upfront fee. If the Securities have not been redeemed prior to maturity, for each $1,000.00 principal amount of Securities, at maturity, investors will receive a redemption amount equal to (i) the principal amount of $1,000.00 plus a return equal to double the inverse index return, plus (b) the Additional Amount, minus (c) the investor fee. The Securities will be redeemed prior to maturity if the closing level of the Index on any day during the observation period is greater than 135% of the closing level of the Index on the trade date. Investors will not receive any periodic interest payments during the term of the Securities. Investing in the Securities involves significant risks. In addition to being subject to the upfront fee and the investor fee, your return on the Securities will be reduced by any positive performance of the Index on a two-times leveraged basis, and you may lose your entire investment in the Securities. You will have a loss on your investment if the index return is positive or not sufficiently negative to offset the effect of the upfront fee and the investor fee. Any payment on the Securities is subject to the creditworthiness of the Barclays Bank PLC.

Features

❑

Leveraged Exposure: If you are seeking leveraged exposure to the inverse performance of the Index, the Securities provide double-short exposure to any positive or negative returns of the Index, plus the Additional Amount and less the effect of the upfront fee and the investor fee.

❑

Tactical Investment Opportunity: If you have a bearish view of the Index or seek the potential to hedge a portion of your fixed income portfolio, the Securities provide the opportunity to double any negative return of the Index, less the effect of the upfront fee and the investor fee. However, if the Index increases, after taking into account the upfront fee and the investor fee, you would experience a loss that is more than double the appreciation of the Index.

Security Offering

This pricing supplement relates to two separate offerings of the Securities with maturities of 1 year and 3 years. Each offering of Securities is linked to the Barclays Capital 30Y Treasury Futures IndexTM. The performance of each Security will not depend on the performance of any other Security.

Underlying Index	Index Starting Level	Term	Trade Date	Settlement Date	Scheduled Final Valuation Date[1]	Maturity Date[1]	CUSIP/ISIN
Barclays Capital 30Y Treasury Futures IndexTM	168.7355	1 year	January 26, 2010	January 29, 2010	January 26, 2011	January 31, 2011	06740JFB1/ US06740JFB17
Barclays Capital 30Y Treasury Futures IndexTM	168.7355	3 year	January 26, 2010	January 29, 2010	January 28, 2013	January 31, 2013	06740JFC9/ US06740JFC99

1 Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Asset or Variables (other than Commodities)” in the prospectus supplement. If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated February 10, 2009, the prospectus supplement dated September 14, 2009 and this pricing supplement. See “Key Risks” on page PS-13 of this pricing supplement and “Risk Factors” beginning on page S-5 of prospectus supplement for risks related to investing in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any Securities after the initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public		Underwriting Compensation		Proceeds to Barclays Bank PLC
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
1-year Securities	$3,752,082	$1,026.00	$95,082	$26.00	$3,657,000	$1,000.00
3-year Securities	$11,878,776	$1,036.00	$412,776	$36.00	$11,466,000	$1,000.00

The issue price of each 1-year Security exceeds the $1,000.00 principal amount per Security by the amount of the upfront fee detailed in the table above as underwriting compensation. Of the $26.00 upfront fee, $17.50 represents an underwriting discount paid to UBS Financial Services Inc., and the remaining $8.50 represents a fee received by Barclays Capital Inc. The issue price of each 3-year Security exceeds the $1,000.00 principal amount per Security by the amount of the upfront fee detailed in the table above as underwriting compensation. Of the $36.00 upfront fee, $27.50 represents an underwriting discount paid to UBS Financial Services Inc., and the remaining $8.50 represents a fee received by Barclays Capital Inc.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated February 10, 2009, as supplemented by the prospectus supplement dated September 14, 2009 relating to our Medium-Term Securities, Series A, of which these Securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated February 10, 2009:

http://idea.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

♦	Prospectus supplement dated September 14, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509190954/d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Double Short Leverage Securities that are offered hereby, unless the context otherwise requires.

Investor Suitability

The Securities may be suitable for you if:

♦	You seek double-short exposure to the positive and negative returns of the Index.

♦	You believe that the value of the Index will depreciate over the term of the Securities in an amount that is sufficient to offset the effect of the upfront fee and the investor fee.

♦	You can tolerate a complete loss of your investment in the Securities.

♦	You can tolerate the potentially large movements positively and negatively in the value of the Securities prior to maturity.

♦	You do not seek current income from this investment.

♦	You are not seeking an investment for which there will be an active secondary market.

♦	You are willing to hold the Securities to maturity but can tolerate an early redemption event, which will likely result in a significant or complete loss on your investment in the Securities.

♦	You are comfortable with the creditworthiness of Barclays Bank PLC, as issuer of the Securities.

The Securities may not be suitable for you if:

♦	You do not seek double-short exposure to the positive and negative returns of the Index.

♦	You believe the value of the Index will appreciate over the term of the Securities or will not depreciate sufficiently to offset the effect of the upfront fee and the investor fee.

♦	You cannot tolerate any loss of your investment in the Securities.

♦	You do not understand this investment.

♦	You require current income from this investment.

♦	You seek an investment for which there will be an active secondary market.

♦

You are unable or unwilling to hold the Securities to maturity or cannot tolerate an early redemption event, which will likely result in a significant or complete loss on your investment in the Securities.

♦	You are not willing or unable to assume the credit risk associated with Barclays Bank PLC, as issuer of the Securities.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-13 of this pricing supplement for risks related to an investment in the Securities.

Common Terms for Each Offering of the Securities[1]

Issuer:	Barclays Bank PLC (Rated: AA-/Aa3)[2]
Principal Amount per Security:	$1,000.00
Issue Price:	$1,000.00 per Security plus the upfront fee set forth on the cover of this pricing supplement. The Securities are offered at a minimum investment of one (1) Security.
Reference Asset[3]:	The Barclays Capital 30Y Treasury Futures IndexTM (Bloomberg Ticker: BXIIUS30) (the “Index”)
Leverage Factor:	2
Early Redemption Level:	135% of the Index Starting Level.
Payment at Maturity or upon an Early Redemption:	At maturity or upon an early redemption, you will receive a cash payment per Security equal to the redemption amount described below.
Redemption Amount (per $1,000.00):

An amount equal to (i) the product of (a) the principal amount times (b) 1 minus the product of the leverage factor times the index return, plus (ii) the Additional Amount, minus (iii) the investor fee, calculated as follows:

$1,000.00 × [1 – (2 × Index Return)] + Additional Amount – Investor Fee

The redemption amount cannot be less than $0.00.

In addition to being subject to the upfront fee and the investor fee, your return on the Securities will be reduced by any positive performance of the Index on a two-times leveraged basis, and you may lose your entire investment in the Securities. You will have a loss on your investment if the index return is positive or not sufficiently negative to offset the effect of the upfront fee and the investor fee.

Investor Fee:

♦       For the Securities with a term of 1 year, the investor fee is not applicable. Therefore, for purposes of calculating the redemption amount for the Securities with a term of 1 year, the investor fee is equal to zero.

♦       For the Securities with a term of 3 years, your redemption amount will be reduced by an amount equal to the investor fee, determined as follows:

•    If the final valuation date occurs on any day on or prior to January 29, 2011, the investor fee will be zero.

•    If the final valuation date occurs on any day from but excluding January 29, 2011 to and including January 29, 2012, the investor fee will be 0.85% of the principal amount.

•    If the final valuation date occurs on any day from but excluding January 29, 2012, the investor fee will be 1.70% of the principal amount.

Index Return:	The performance of the Index, calculated as follows: Index Ending Level – Index Starting Level Index Starting Level
Index Starting Level:	The closing level of the Index on the trade date.
Index Ending Level:	The closing level of the Index on the applicable final valuation date.
Final Valuation Date[4]:

The final valuation date will be the Scheduled Final Valuation Date as set forth on the cover of this pricing supplement, subject to an early redemption, in which case the final valuation date will be determined as follows:

•    If the Securities are subject to an optional early redemption, the final valuation date will be the first scheduled trading day following the effective date of your election to redeem the Securities in accordance with the redemption procedures described herein on page PS-5 (such effective date, the “redemption notice effective date”).

•    If an early redemption event occurs, the final valuation date will be the first scheduled trading day following the early redemption event.

[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
[2]

The Securities are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Securities, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

[3]

For a description of further adjustments that may affect the Index, see “Reference Assets — Indices — Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement.

[4]

Subject to postponement in the event of a market disruption event as described under “Reference Assets — Indices — Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)”.

Additional Amount:	The amount of interest accrued on the principal amount at a rate per annum equal to overnight USD LIBOR calculated on the basis of the actual number of calendar days elapsed divided by 360 and compounded on each business day during the accrual period.
Overnight USD LIBOR:	As of any calendar day during the accrual period, the London interbank offered rate (British Banker’s Association) for overnight deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the calculation agent), as of 11:00 a.m., London time, on the day that is one LIBOR Business Day prior to such date of determination.
LIBOR Business Day:	Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.
Accrual Period:	The period from and including the settlement date to but excluding the maturity date or the early redemption date, as applicable.

Optional Early Redemption:	You may elect to require Barclays Bank PLC to redeem your Securities on any business day during the optional redemption period (subject to the minimum redemption amount of at least 1,000 Securities), as further described herein on page PS-5, and investors will receive the redemption amount on the early redemption date.
Early Redemption Event:	If on any day during the observation period the closing level of the Index is greater than the Early Redemption Level, the Securities will be redeemed early and investors will receive the redemption amount on the early redemption date.
Observation Period:	The period from but excluding the trade date to and including the final valuation date.
Early Redemption Date:	The third business day following the final valuation date.
Business Day:	New York and London
Scheduled Trading Day:	Any day the Index is published that is also an index business day (as defined herein), as determined by the calculation agent in its sole discretion.
Calculation Agent:	Barclays Bank PLC

Determining Payment at Maturity or Upon an Early Redemption

The redemption amount, if any, you will receive at maturity or upon early redemption will be calculated based on the closing level of the Index on the final valuation date, the accrued Additional Amount and the applicable investor fee. For each $1,000.00 principal amount Security, the redemption amount will be calculated as follows:

$1,000.00 × [(1 – (2 × Index Return)] + Additional Amount – Investor Fee

The redemption amount cannot be less than $0.00.

In addition to being subject to the upfront fee and the investor fee, your return on the Securities will be reduced by any positive performance of the Index on a two-times leveraged basis, and you may lose your entire investment in the Securities. You will have a loss on your investment if the index return is positive or not sufficiently negative to offset the effect of the upfront fee and the investor fee.

Optional Early Redemption

You may elect to require Barclays Bank PLC to redeem your Securities, in whole or in part, prior to the maturity date (an “optional early redemption”) on any business day during the applicable optional redemption period (as defined below), subject to a minimum redemption amount of at least 1,000 Securities ($1,000,000 aggregate principal amount). If you elect to have Barclays Bank PLC redeem your Securities, you will receive on the applicable early redemption date a cash payment per Security equal to the redemption amount, calculated as of the applicable final valuation date. After your Securities are redeemed pursuant to an optional early redemption, no further amounts will be owed to you under the Securities.

The “optional redemption period” means the period from and including the first business day following the settlement date to and including the business day that is two scheduled trading days prior to the Scheduled Final Valuation Date. You may elect to redeem your Securities only during the optional redemption period.

Redemption Procedures

The following procedures must be followed in order for your Securities to be redeemed pursuant to the optional early redemption:

(1) You must deliver an Optional Early Redemption Request in substantially the form attached hereto as Annex A to your broker or other person through whom you hold your Securities (your “Broker”) using a delivery method acceptable to your Broker. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your Securities for the relevant deadline;

(2) Your Broker must deliver an Optional Early Redemption Instruction in substantially the form attached hereto as Annex B, to our affiliate via fax and confirm receipt by phone call no later than 12:00 p.m. (New York City time) on any business day during the optional redemption period;

(3) We or our affiliate must acknowledge receipt of the properly completed Optional Early Redemption Instruction in order for your election to be effective. If we or our affiliate acknowledges receipt of the Optional Early Redemption Instruction on or prior to 3:00 p.m. (New York City time) on any business day during the optional redemption period, the effective date for the your election will be that business day, provided any other requirements relating to the Securities are satisfied. If we or our affiliate acknowledges receipt of the Optional Early Redemption Instruction after 3:00 p.m. (New York City time) on any business day during the optional redemption period, the effective date for your election will be the next following business day during the optional redemption period, provided any other requirements relating to the Securities are satisfied. In addition, we or our affiliate may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in our sole discretion; and

(4) On or prior to the applicable final valuation date and before the early redemption date, we or our affiliate will provide the relevant settlement information to your Broker, and your Broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable early redemption date.

All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

Scenario Analysis and Examples

The following examples illustrate the calculation of the redemption amount for an offering of the Securities with a maturity of 3 years under various scenarios. Each example below is based on the following terms:

Term	3 years
Issue Price	$1,036.00 per Security
Principal Amount	$1,000.00 per Security
Index Starting Level	168.7355
Early Redemption Level	227.7929 (135% of the Index Starting Level)

*	The numbers appearing in the following examples have been rounded for ease of analysis.

At Maturity

The following examples assume that no early redemption occurs and the Securities are redeemed at maturity. For purposes of these examples, we have assumed that the Additional Amount is $30.00 per $1,000 principal amount Security. The actual Additional Amount will depend upon overnight USD LIBOR during the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total Additional Amount.

Example 1 — On the final valuation date, the Index Ending Level is 151.8620, and the index return is -10.00%.

Because the index return is -10.00%, you will receive a payment at maturity of $1,213.00 per $1,000.00 principal amount Security, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount – Investor Fee

= $1,000.00 × [1 – (2 × -10.00%)] + $30.00 – (1.70% × $1,000.00)

= $1,000.00 × 1.20 + $30.00 – $17.00

= $1,213.00

In this example, given an initial investment of $1,036.00, the total return on the Securities is 17.08%.

Example 2 — On the final valuation date, the Index Ending Level is 185.6091, and the index return is 10.00%.

Because the index return is 10.00%, you will receive a payment at maturity of $813.00 per $1,000.00 principal amount Security, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount – Investor Fee

= $1,000.00 × [1 – (2 × 10.00%)] + $30.00 – (1.70% × $1,000.00)

= $1,000.00 × 0.80 + $30.00 – $17.00

= $813.00

In this example, given an initial investment of $1,036.00, the total return on the Securities is -21.53%.

Example 3 — On the final valuation date, the Index Ending Level is 168.7355, and the index return is 0.00%.

Because the index return is 0%, you will receive a payment at maturity of $1,013.00 per $1,000.00 principal amount Security, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount – Investor Fee

= $1,000.00 × [1 – (2 × 0.00%)] + $30.00 – (1.70% × $1,000.00)

= $1,000.00 × 1 + $30.00 – $17.00

= $1,013.00

In this example, given an initial investment of $1,036.00, the total return on the Securities is -2.22%.

Upon an Early Redemption Event

The following examples assume that the Index closes above the Early Redemption Level during the observation period and the Securities are redeemed on the early redemption date. For purposes of these examples, we have assumed that overnight USD LIBOR results in the Additional Amounts as stated. The actual Additional Amount will depend upon overnight USD LIBOR during the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total Additional Amount.

Example 1 — The Index closes above 227.7929 and an early redemption event occurs during the second year of the term of the Security. On the final valuation date (the following scheduled trading day), the Index Ending Level is 220.00, and the index return is 30.38%. For purposes of this example, we have assumed that the Additional Amount is $2.00 per $1,000 principal amount Security.

Because the index return is 30.38%, you will receive a payment on the early redemption date of $385.87 per $1,000.00 principal amount Security, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount – Investor Fee

= $1,000.00 × [1 – (2 × 30.38%)] + $2.00 – (0.85% × $1,000.00)

= $1,000.00 × 0.3924 + $2.00 – $8.50

= $385.87

In this example, given an initial investment of $1,036.00, the total return on the Securities is -62.75%.

Example 2 — The Index closes above 227.7929 and an early redemption event occurs during the third year of the term of the Security. On the final valuation date (the following scheduled trading day), the Index Ending Level is 257.0000, and the index return is 52.31%. For purposes of this example, we have assumed that the Additional Amount is $18.00 per $1,000 principal amount Security.

Because the Index Return is 52.31%, you will receive no payment on the early redemption date, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount – Investor Fee

= $1,000.00 × [1 – (2 × 52.31%)] + $18.00 – (1.70% × $1,000.00)

= $1,000.00 × -0.0462 + $18.00 – $17.00

= -$45.19

Because the redemption amount cannot be negative, the payment on the early redemption date will be $0.00 per Security, and investors will suffer a total loss of their investment in the Securities. In this example, given an initial investment of $1,036.00, the total return on the Securities is -100%.

The following examples illustrate the calculation of the redemption amount for an offering of the Securities with a maturity of 1 year under various scenarios. Each example below is based on the following terms:

Term	1 year
Issue Price	$1,026.00 per Security
Principal Amount	$1,000.00 per Security
Index Starting Level	168.7355
Early Redemption Level	227.7929 (135% of the Starting Level)

*	The numbers appearing in the following examples have been rounded for ease of analysis.

At Maturity

The following examples assume that no early redemption event occurs and the Securities are redeemed at maturity. For purposes of these examples, we have assumed that the Additional Amount is $2.00 per $1,000 principal amount Security. The actual Additional Amount will depend upon overnight USD LIBOR during the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total Additional Amount.

Example 1 — On the final valuation date, the Index Ending Level is 151.8620, and the index return is -10.00%.

Because the index return is -10.00%, you will receive a payment at maturity of $1,202.00 per $1,000.00 principal amount Security, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount

= $1,000.00 × [1 – (2 × -10.00%)] + $2.00

= $1,000.00 × 1.20 + $2.00

= $1,202.00

In this example, given an initial investment of $1,026.00, the total return on the Securities is 17.15%.

Example 2 — On the final valuation date, the Index Ending Level is 185.6091, and the index return is 10.00%.

Because the index return is 10.00%, you will receive a payment at maturity of $802.00 per $1,000.00 principal amount Security, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount

= $1,000.00 × [1 – (2 × 10.00%)] + $2.00

= $1,000.00 × 0.80 + $2.00

= $802.00

In this example, given an initial investment of $1,026.00, the total return on the Securities is -21.83%.

Example 3 — On the final valuation date, the Index Ending Level is 168.7355, and the index return is 0.00%.

Because the index return is 0%, you will receive a payment at maturity of $1,002.00 per $1,000.00 principal amount Security, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount

= $1,000.00 × [1 – (2 × 0.00%)] + $2.00

= $1,000.00 × 1 + $2.00

= $1,002.00

In this example, given an initial investment of $1,026.00, the total return on the Securities is -2.34%.

Upon an Early Redemption Event

The following examples assume that the Index closes above the Early Redemption Level during the observation period and the Securities are redeemed on the early redemption date. For purposes of these examples, we have assumed a total Additional Amount of $1.00 per Security. The actual Additional Amount will depend upon overnight USD LIBOR during the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total Additional Amount.

Example 1 — The Index closes above 227.7929 and an early redemption event occurs. On the final valuation date (the following scheduled trading day), the Index Ending Level is 220.0000, and the index return is 30.38%.

Because the index return is 30.38%, you will receive a payment on the early redemption date of $393.37 per $1,000.00 principal amount Security, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount

= $1,000.00 × [1 – (2 × 30.38%)] + $1.00

= $1,000.00 × 0.3924 + $1.00

= $393.37

In this example, given an initial investment of $1,026.00, the total return on the Securities is -61.66%.

Example 2 — The Index closes above 227.7929 and an early redemption event occurs. On the final valuation date (the following scheduled trading day), the Index Ending Level is 257.0000, and the index return is 52.31%.

Because the index return is 52.31%, you will receive no payment on the early redemption date, calculated as follows:

$1,000.00 × [1 – (Leverage Factor × Index Return)] + Additional Amount

= $1,000.00 × [1 – (2 × 52.31%)] + $1.00

= $1,000.00 × -0.0462 + $1.00

= -$45.19

Because the redemption amount cannot be negative, the payment on the early redemption date will be $0.00 per Security, and investors will suffer a total loss of their investment in the Securities. In this example, given an initial investment of $1,026.00, the total return on the Securities is -100%.

Hypothetical Return Tables

The following tables illustrate the redemption amount and total return on the Securities. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000.00 principal amount Security to the issue price of the Security as indicated below. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Securities. The numbers appearing in the following tables and examples have been rounded for ease of analysis.

The following table illustrates the redemption amount and total return on an offering of Securities with a maturity of 3 years.

Term	3 years
Issue Price	$1,036.00 per Security
Principal Amount	$1,000.00 per Security
Index Starting Level	168.7355
Early Redemption Level	227.7929 (135% of the Index Starting Level)
Additional Amount	$30.00 per Security*
Investor Fee:	$17.00 per Security**

*	The actual Additional Amount will depend upon overnight USD LIBOR during the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total Additional Amount. For purposes of these examples, we have assumed that the Additional Amount is $30.00 per $1,000 principal amount Security. If the Securities are redeemed early, the Additional Amount may be substantially less than $30.00.

**	If the Securities are redeemed early and the final valuation date occurs on or prior to the day occurring 2 years following the settlement date, the investor fee will be less than $17.00.

Index Ending Level	Index Return*	Redemption Amount	Total Return* (excluding upfront fee)	Total Return* (including upfront fee)
337.47	100%	$ 0.00	-100.00%	-100.00%
320.60	90%	$ 0.00	-100.00%	-100.00%
303.72	80%	$ 0.00	-100.00%	-100.00%
286.85	70%	$ 0.00	-100.00%	-100.00%
269.98	60%	$ 0.00	-100.00%	-100.00%
253.10	50%	$ 13.00	-98.70%	-98.75%
236.23	40%	$ 213.00	-78.70%	-79.44%
219.36	30%	$ 413.00	-58.70%	-60.14%
202.48	20%	$ 613.00	-38.70%	-40.83%
185.61	10%	$ 813.00	-18.70%	-21.53%
168.74	0%	$1,013.00	1.30%	-2.22%
151.86	-10%	$1,213.00	21.30%	17.08%
134.99	-20%	$1,413.00	41.30%	36.39%
118.11	-30%	$1,613.00	61.30%	55.69%
101.24	-40%	$1,813.00	81.30%	75.00%
84.37	-50%	$2,013.00	101.30%	94.31%
67.49	-60%	$2,213.00	121.30%	113.61%
50.62	-70%	$2,413.00	141.30%	132.92%
33.75	-80%	$2,613.00	161.30%	152.22%
16.87	-90%	$2,813.00	181.30%	171.53%
0.00	-100%	$3,013.00	201.30%	190.83%

*	Return figures depicted above are not annualized. Annualized return figures would express a greater percentage loss on an investment in the Securities if they are redeemed early.

The following table illustrates the redemption amount and total return on an offering of Securities with a maturity of 1 year.

Term	1 year
Issue Price	$1,026.00 per Security
Principal Amount	$1,000.00 per Security
Index Starting Level	168.7355
Early Redemption Level	227.7929 (135% of the Index Starting Level)
Additional Amount	$2.00*

*	The actual Additional Amount will depend upon overnight USD LIBOR during the accrual period, which will fluctuate daily, and upon the actual number of calendar days in the accrual period and may result in a substantially different total Additional Amount. For purposes of these examples, we have assumed that the Additional Amount is $2.00 per $1,000 principal amount Security. If the Securities are redeemed early, the Additional Amount may be substantially less than $2.00.

Index Ending Level	Index Return*	Redemption Amount	Total Return* (excluding upfront fee)	Total Return* (including upfront fee)
337.47	100%	$ 0.00	-100.00%	-100.00%
320.60	90%	$ 0.00	-100.00%	-100.00%
303.72	80%	$ 0.00	-100.00%	-100.00%
286.85	70%	$ 0.00	-100.00%	-100.00%
269.98	60%	$ 0.00	-100.00%	-100.00%
253.10	50%	$ 2.00	-99.80%	-99.81%
236.23	40%	$ 202.00	-79.80%	-80.31%
219.36	30%	$ 402.00	-59.80%	-60.82%
202.48	20%	$ 602.00	-39.80%	-41.33%
185.61	10%	$ 802.00	-19.80%	-21.83%
168.74	0%	$1,002.00	0.20%	-2.34%
151.86	-10%	$1,202.00	20.20%	17.15%
134.99	-20%	$1,402.00	40.20%	36.65%
118.11	-30%	$1,602.00	60.20%	56.14%
101.24	-40%	$1,802.00	80.20%	75.63%
84.37	-50%	$2,002.00	100.20%	95.13%
67.49	-60%	$2,202.00	120.20%	114.62%
50.62	-70%	$2,402.00	140.20%	134.11%
33.75	-80%	$2,602.00	160.20%	153.61%
16.87	-90%	$2,802.00	180.20%	173.10%
0.00	-100%	$3,002.00	200.20%	192.59%

*	Return figures depicted above are not annualized. Annualized return figures would express a greater percentage loss on an investment in the Securities if they are redeemed early.

What are the tax consequences of the Securities?

Some of the tax consequences of your investment in the Securities are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Securities as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement.

The United States federal income tax consequences of your investment in the Securities are uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described below. Pursuant to the terms of the Securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled executory contract with respect to the Index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities (including the Upfront Fee). Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities in the manner described above. This opinion assumes that the description of the terms of the Securities in this pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Securities, possibly with retroactive effect. Other alternative treatments for your Securities may also be possible under current law. For example, it is possible that you would be required to include the Additional Amount (or amounts attributable thereto) in ordinary income either upon the sale, redemption or maturity of the Securities or over the term of your Securities even though you will not receive any payments from us until the redemption or maturity of your Securities. It is also possible that you may be required to treat the portion of the Upfront Fee that is paid to Barclays Capital Inc. as an expense, although the deduction of any such expense would generally be subject to the 2% limitation for miscellaneous itemized deductions. If the Securities are so treated, your basis in your Securities would generally be equal to the amount you paid for Securities, but decreased by the amount treated as an expense. Additionally, it is possible that the Internal Revenue Service could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon the redemption or maturity of your Securities is determined, even though you will not receive any amounts in respect of your Securities prior to the redemption or maturity of the Securities. In such case, there are facts under which you may be treated as having a holding period in respect of your Securities that is less than one year even if you receive cash upon the redemption or maturity of your Securities at a time that is more than one year after the beginning of your holding period. Moreover, it is possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Securities or a portion of your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities (or the relevant portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value). It is also possible that you could be required to recognize gain or loss each time a contract tracked by the Index rolls.

For a further discussion of the tax treatment of your Securities as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities. For additional, important considerations related to tax risks associated with investing in the Securities, you should also examine the discussion in “Key Risks — Taxes,” in this pricing supplement.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Index. Some of the risks that apply to an investment in the Securities offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the Securities in light of your particular circumstances.

♦

No Principal Protection and Leveraged Downside Exposure — You may lose some or all of your initial investment. The Securities do not guarantee any return of principal. The return on the Securities at maturity is linked to the performance of the Index and will depend on whether, and the extent to which, the index return is positive or negative. For every 1% increase in the index return, you will lose 2% of your initial investment at maturity, subject to the upfront fee, the investor fee and the Additional Amount. You may lose all or a substantial portion of your initial investment.

♦

Reinvestment Risk — If the Securities are redeemed prior to maturity pursuant to an optional early redemption or early redemption event, you will receive on the early redemption date a cash payment per Security equal to the redemption amount. The Additional Amount will cease to accrue, and you will not be entitled to any further payments after the early redemption date, including any payment at maturity, even if the level of the Index declines subsequent to the optional early redemption or early redemption event. If the Securities are redeemed early, there is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities, if any, in a comparable investment with similar characteristics as the Securities.

♦

The Level of the Index Prior to the Final Valuation Date Is Not Relevant in Calculating the Index Return — The index return used to calculate the redemption amount depends on the closing level of the Index on the final valuation date. If the level of the Index on the final valuation date is not sufficiently below the Index Starting Level, you will lose some or all of your principal even if the level of the Index at any time prior to the final valuation date would have been sufficiently below the Index Starting Level to provide you with a positive return on your investment in the Securities.

Upon an early redemption event, the Index Ending Level will be measured on the following scheduled trading day; therefore, the Index Ending Level could be higher than the closing level of the Index on the day of the early redemption event. Alternatively, the Index Ending Level following an early redemption event could be lower than the Early Redemption Level, however the Securities will still be redeemed without requiring your consent.

♦

The Securities are Subject to an Early Redemption Feature That May Automatically Terminate Your Leveraged Exposure to the Index — The Securities will be redeemed early, without your consent, if on any day during the observation period the closing level of the Index is greater than the Early Redemption Level. Following an early redemption event, you will receive a redemption amount that will likely be significantly less than your initial investment in the Securities and could be zero. If your Securities are subject to an early redemption, the Additional Amount will cease to accrue and you will not be entitled to any further payments, including any payment at maturity, after the early redemption date even if the level of the Index declines substantially subsequent to the early redemption.

♦

Your Optional Redemption Election is Irrevocable — You will not be able to rescind your election to redeem your Securities after we receive your redemption notice. Accordingly, you will be exposed to market risk in the event market conditions change after we receive your offer and before the redemption amount is determined on the applicable final valuation date.

♦

You Will Not Receive Periodic Interest Payments on the Securities or Have Rights in the 30Y Treasury Futures — You will not receive any periodic interest payments on the Securities other than the Additional Amount paid at maturity or upon early redemption. As an owner of the Securities, you will not have rights that investors in 30Y Treasury futures may have.

♦

Limited Liquidity — The Securities will not be listed on any securities exchange. As discussed above, you may elect to redeem your Securities, but your right to redemption is subject the conditions and procedures described in this pricing supplement including the requirement that you redeem at least 1,000 Securities at one time. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities.

♦

Certain Built in Costs are Likely to Adversely Affect the Value of the Securities Prior to Maturity and the Payment You Receive at Maturity — The original issue price of the Securities as set forth on the cover of this pricing supplement includes the agents’ commission and the estimated costs of hedging our obligations under the Securities through one or more of our affiliates and managing the Index. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Barclays Bank PLC or any of its affiliates will be willing to purchase the Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the maturity date could result in a substantial loss to you. Moreover, this hedging activity may result in Barclays Bank PLC or its affiliates realizing a profit, even if the market value of the Securities decline. The Securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Securities to maturity. In addition, due to these costs, you are paying an original issue price in excess of the principal amount of each Security, while your payment at maturity will be calculated based on a lesser amount, namely the principal amount of $1,000.00 per Security. Therefore, the upfront fee will not grow along with any depreciation in the Index. If the index return is negative, but the decline in the Index is insufficient to offset the effect of the upfront fee and the investor fee (after taking into account the Additional Amount), you will have a loss on your investment in the Securities.

♦

Even If the Index Depreciates Over the Term of the Securities, You May Receive Less Than Your Initial Investment — Because the upfront fee and the investor fee reduce the amount of your return at maturity or upon redemption, the level of the Index must decrease sufficiently to offset these fees for you to receive at least the amount of your initial investment at maturity or upon redemption. If the Index Ending Level has not decreased from the Index Starting Level by an amount sufficient to offset the amount of the upfront fee and the investor fee, or if the Index Ending Level is equal to or greater than the Index Starting Level, you will receive less than your original investment at maturity or upon early redemption.

♦

The Potential Returns from Short Exposure to the Index is Limited — Because the Securities offer short exposure to the Index, the potential return of the Securities will be limited by the fact that the index return can never be less than -100%.

♦

Dealer Incentives — We, our affiliates and agents act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation to the principals, agents and dealers in connection with the distribution of the Securities as set forth on the cover of this pricing supplement.

♦

Credit of the Issuer — The Securities are senior unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Securities.

♦

Potentially Inconsistent Research, Opinions or Recommendations by Barclays Capital Inc., UBS Financial Services Inc. or Their Respective Affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

♦

Taxes — The federal income tax treatment of the Securities is uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities even though you will not receive any payments with respect to the Securities until redemption or maturity and whether all or part of the gain you may recognize upon the sale, redemption or maturity of an instrument such as the Securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities.

♦

Many Economic and Market Factors Will Affect the Value of the Securities — In addition to the level of the Index on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the time to maturity of the Securities;

•	the prevailing interest rate environment;

•	economic, financial, political, regulatory, geographical or judicial events that affect interest rates;

•	supply and demand for the Securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

♦

The Closing Price of the Relevant 30Y Treasury Futures Contract May Not Be Readily Available — As described in the section entitled “The Barclays Capital 30Y Treasury Futures Index™” in this pricing supplement, the closing price of the relevant 30Y Treasury futures contract is calculated and published by the Chicago Board of Trade (CBOT). The closing price of the relevant 30Y Treasury futures contract is used to calculate the level of the Index. Any disruption in CBOT trading of the relevant 30Y Treasury futures contract could delay the release or availability of the closing price. This may delay or prevent the calculation of the Index.

♦

Historical Levels of the Index Should Not Be Taken as an Indication of the Future Performance of the Index During the Term of the Securities — It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity may bear little relation to the historical level of the Index.

♦

As Index Sponsor, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority To Make Determinations That Could Materially Affect Your Securities in Various Ways and Create Conflicts of Interest — Barclays Capital, a division of Barclays Bank PLC, is the index sponsor. The index sponsor is responsible for the composition, calculation and maintenance of the Index. As discussed in the section entitled “The Barclays Capital 30Y Treasury Futures IndexTM” in this pricing supplement, the index sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Index, and any such judgments or actions may adversely affect the value of the Securities.

The role played by Barclays Capital, as index sponsor and the exercise of the kinds of discretion described above and in the section entitled “The Barclays Capital 30Y Treasury Futures IndexTM” in this pricing supplement could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC, of which Barclays Capital is a division, is the issuer of the Securities. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

♦

There Are Potential Conflicts of Interest between You and the Calculation Agent — Barclays Bank PLC will serve as the calculation agent. The calculation agent will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon early redemption. If the index sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the Securities. If events such as these occur, or if the value of the Index is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Index or to postpone the final valuation date or the maturity date.

♦

Trading and Other Transactions by Barclays Bank PLC or its Affiliates in 30Y Treasury Futures or Related Interest Rate Futures or Related Instruments May Impair the Market Value of the Securities — We or one or more of our affiliates may hedge our obligations under the Securities by purchasing futures or options on interest rates or the Index, or other derivative instruments with returns linked to interest rates or the Index, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Any of these hedging activities may affect prevailing prices for the 30Y Treasury futures and the level of the Index and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in futures or options on interest rates or the Index, or other derivative instruments with returns linked to interest rates or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities may affect prevailing prices for the 30Y Treasury futures and the level of the Index and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

♦

Our Business Activities May Create Conflicts of Interest — In addition to the role of Barclays Capital, a division of Barclays Bank PLC, as index sponsor as described under “As Index Sponsor, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority To Make Determinations That Could Materially Affect Your Securities in Various Ways and Create Conflicts of Interest”, we and our affiliates expect to play a variety of roles in connection with the issuance of the Securities.

As noted above, we and our affiliates expect to engage in trading activities related to futures or options on interest rates or the Index, or other derivative instruments with returns linked to futures, interest rates or the Index that are not for the accounts of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of the Index, could be adverse to the interests of the holders of the Securities.

Moreover, we and our affiliates have published and in the future expect to publish research reports with respect to 30Y Treasury futures and interest rates. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect prevailing prices of 30Y Treasury futures and the level of the Index and, therefore, the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

♦

The Policies of the Index Sponsor and Changes That Affect the Composition and Valuation of the Index Could Affect the Amount Payable on the Securities and Their Market Value — The policies of the index sponsor, which is a division of Barclays Bank PLC, concerning the calculation of the level of the Index could affect the value of the Index and, therefore, the amount payable on the Securities at maturity and the market value of the Securities prior to maturity.

The index sponsor may modify the methodology for calculating the value of the Index. In addition, as described in “The Barclays Capital 30Y Treasury Futures IndexTM — Modifications to the Index” in this pricing supplement, under a number of circumstances the index sponsor may make certain changes to the way in which the Index is calculated. The index sponsor may also discontinue or suspend calculation or publication of the Index, in which case it may become difficult to determine the market value of the Index. Any such changes could adversely affect the value of your Securities.

If events such as these occur, or if the value of the Index is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Reference Assets — Indices — Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” and “Reference Assets — Indices — Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices.”

The Barclays Capital 30Y Treasury Futures IndexTM

The Barclays Capital 30Y Treasury Futures Index™ (the “Index”) reflects the returns available by maintaining a rolling position in 30-Year U.S. Treasury futures contracts (the “30Y Treasury futures” and each, a “30Y Treasury futures contract”). 30Y Treasury futures are legally binding agreements for the buying or selling of U.S. Treasury bonds at a fixed price for physical settlement on a future date. Each 30Y Treasury futures contract has a face value of $100,000 and requires the delivery of a U.S. Treasury bond with a remaining term until maturity or first call of no less than 15 years. 30Y Treasury futures are traded on the Chicago Board of Trade (“CBOT”). The closing prices of 30Y Treasury futures are calculated by CBOT and reported on Bloomberg under symbol “US”. As used herein, an “index business day” means any day that CBOT is scheduled to be open for trading.

At any given time, the Index is comprised of a single 30Y Treasury futures contract that is either the contract closest to expiration, which is known as the “front 30Y Treasury futures contract”, or the next 30Y Treasury futures contract scheduled to expire immediately following the front 30Y Treasury futures contract. The Index maintains its exposure to 30Y Treasury futures by closing out its position in the expiring front 30Y Treasury futures contract and establishing a new position in the next 30Y Treasury futures contract scheduled to expire immediately following the front 30Y Treasury futures contract, a process referred to as “rolling.” The Index rolls into the next 30Y Treasury futures contract three index business days before the end of the month immediately preceding the upcoming delivery month for the front 30Y futures contract (each such date, a “roll date”). The “delivery months” of 30Y Treasury futures are March, June, September and December, and their corresponding roll dates fall in the months of February, May, August and November.

The Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, and is denominated in U.S. dollars. The index sponsor calculates the level of the Index at the close of business, London time, on each index business day with respect to the prior index business day and publishes it on http://www.barcap.com/indices shortly thereafter. The level of the Index is also reported on Bloomberg page BXIIUS30.

Calculation of the Index

The level of the Index is deemed to have been 100 on January 15, 1997, which we refer to as the “index commencement date”. On any given index business day (for purposes of this section, a “valuation date”), the level of the Index is equal to:

It = It–1 ×	Ft
Ft–1

where:

“It” means the level of the Index on the valuation date;

“It-1” means the level of the Index on the index business day that immediately precedes the valuation date;

“Ft” means the closing price of the relevant 30Y Treasury futures contract on the valuation date. On the roll date, Ft is calculated using the front 30Y Treasury futures contract. On the day following the roll date and thereafter, Ft is calculated using the next futures contract that is scheduled to expire (which becomes the front 30Y Treasury futures contract after the current front 30Y Treasury futures contract expires); and

“Ft-1” means the closing price of the relevant 30Y Treasury futures contract on the index business day that immediately precedes the valuation date. On the roll date, Ft-1 is calculated using the front 30Y Treasury futures contract. On the day following the roll date and thereafter, Ft-1 is calculated using the next futures contract that is scheduled to expire (which becomes the front 30Y Treasury futures contract after the current front 30Y Treasury futures contract expires).

The Index is calculated at the close of business, London time, on each index business day with respect to the prior index business day.

Historical Performance of the Index

The level of the Index is deemed to have been 100 on January 15, 1997, which is referred to as the “index commencement date”. The index sponsor began calculating the Index on January 15, 2009. Therefore, the historical information for the period from January 15, 1997 until January 15, 2009, is hypothetical and is provided as an illustration of how the Index would have performed during the period had the index sponsor begun calculating the Index on the index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after January 15, 2009 is based on the actual performance of the Index.

All calculations of historical information are based on information obtained from various third party independent and public sources. The index sponsor has not independently verified the information extracted from these sources.

The following table illustrates the annual performance of the Index from the index commencement date to January 26, 2010. The estimated historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the value of the Index will decrease sufficiently to cause holders of the Securities to receive a payment at maturity in excess of the principal amount of such Securities.

Date	Level of the Index	Date	Level of the Index
January 15, 1997	100.0000	December 31, 2004	148.0118

December 31, 1997	109.6541	December 30, 2005	152.1328

December 31, 1998	117.1667	December 29, 2006	148.1406

December 31, 1999	101.2496	December 31, 2007	154.8822

December 29, 2000	116.8518	December 31, 2008	189.8911

December 31, 2001	116.4634	December 31, 2009	164.5896

December 31, 2002	135.1679	January 26, 2010	168.7355

December 31, 2003	137.5418

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The following graph sets forth the historical performance of the Barclays Capital 30Y Treasury Futures IndexTM based on the monthly closing levels of the Barclays Capital 30Y Treasury Futures IndexTM as well as the historical performance of the yield of the 30 year on-the-run U.S. Treasury bond from January 31, 1997 through December 31, 2009. As used herein, “on-the-run” refers to the most recently issued U.S. Treasury bond of the specified tenor. The correlation between the monthly returns of the Barclays 30Y Treasury Futures Index and the monthly changes in the yield of the 30 year on-the-run U.S. Treasury bond is -0.96.

We obtained the closing levels of the Barclays Capital 30Y Treasury Futures IndexTM and yields on the 30 year on-the-run Treasury bond below from Bloomberg, L.P. (Bloomberg tickers: BXIIUS30 Index and GT30 Govt, respectively). We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels should not be taken as an indication of future performance or correlation, and no assurance can be given as to the closing level of the Index on any day during the observation period or on the final valuation date. We cannot give you assurance that the performance of the Barclays Capital 30Y Treasury Futures IndexTM will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Modifications to the Index

The index sponsor does not presently intend to modify the method of calculating the Index as described above. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion, make modifications to the Index. The index sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

Changes in 30Y Treasury Futures

If, in the sole discretion of the index sponsor, a “potential adjustment event” occurs with respect to the 30Y Treasury futures, the index sponsor may replace the 30Y Treasury futures with other futures contracts that it determines, in its sole discretion, are comparable for purposes of the Index to the 30Y Treasury futures being replaced.

A “potential adjustment event” includes any of the following:

•	a change to the calculation methodology of the daily closing prices of 30Y Treasury futures;

•	the occurrence of an event that causes CBOT not to calculate the daily closing prices of 30Y Treasury futures; and

•	any event that the index sponsor determines may lead to any of the foregoing events.

Upon any replacement by the index sponsor of 30Y Treasury futures following a potential adjustment event, the index sponsor may make any adjustments to the Index as may, in its sole discretion, be required to render the Index comparable to the Index prior to the occurrence of the potential adjustment event.

Index Market Disruption and Force Majeure Events

If an “index market disruption event” or a “force majeure” event occurs or is continuing on any index business day that, in the index sponsor’s sole discretion, affects the Index or the 30Y Treasury futures, the index sponsor may:

•	make such determinations and/or adjustments to the terms of the Index as it deems appropriate in order to determine the level of the Index on such day (if such day is a index business day);

•	defer publication of information relating to the Index until the next index business day on which such index market disruption or force majeure event, as applicable, is not continuing; and

•	if such index business day is a roll date, postpone such roll date to the next index business day on which such index market disruption or force majeure event, as applicable, is not continuing.

Any of the following will constitute an “index market disruption event”:

•

the occurrence or existence, on any index business day at or during the one-hour period before the index valuation time, in relation to the 30Y Treasury futures (1) a suspension of, or limitation imposed on, trading on CBOT, or (2) any event that disrupts or impairs (as determined by the index sponsor in its sole discretion) the ability of market participants in general to effect transactions in relation to, or to obtain market values of, 30Y Treasury futures;

•	the declaration of a general moratorium in respect of CBOT activities;

•	on any index business day, the failure of CBOT to publish the values of 30Y Treasury futures; or

•	on any index business day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in 30Y Treasury futures.

A “force majeure event” is an event or circumstance (including without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor (in its sole discretion) determines affects the Index or the 30Y Treasury futures.

Taxation

If at any time the index sponsor determines that, as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change the 30Y Treasury futures or the method of calculating the Index, in order to offset the effect of such taxation, the index sponsor may make such change or changes in its sole discretion.

Cessation of Trading and Other Termination Events

The index sponsor may, in its sole discretion, discontinue calculating the Index if any of the following events occurs:

•	If 30Y Treasury futures cease (or will cease) to be publicly quoted for any reason and are not immediately re-listed on a quotation system in a manner acceptable to the index sponsor; or

•	if, after the occurrence of a potential adjustment event, an adjustment in the determination of the index sponsor is not possible or not reasonably practical for any reason.

Change in Methodology

While the index sponsor currently employs the methodology described in this pricing supplement to rebalance and calculate the Index, it is possible that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting 30Y Treasury futures) will arise that would, in the view of the index sponsor, necessitate a modification or change of such methodology.

Trademark

The Barclays Capital 30Y Treasury Futures Index™ is a trademark of Barclays Bank PLC.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Index or publication of the level of the Index (or failure to publish such value) and any use to which any person may put the Index or the level of the Index. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of the Index, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents have agreed to purchase, all of the Securities at the price indicated on the cover of the pricing supplement, the document that has been filed pursuant to Rule 424(b)(2) and contains the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliates will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

ANNEX A

INSTRUCTIONS TO INVESTOR OR AUTHORIZED PARTY: In order to request an Optional Early Redemption of your Securities, please complete and sign the Optional Early Redemption Request below and deliver it to your broker or other person through whom you hold your Securities (your “Broker”) using a delivery method acceptable to your Broker.

INSTRUCTIONS TO BROKER: Upon receipt of this Optional Early Redemption Request: (1) please confirm that the information is accurate and (2) please complete an Optional Early Redemption Instruction and follow the instructions set forth therein. A form of Optional Early Redemption Instruction can be found as ANNEX B to the pricing supplement for the Securities dated January 26, 2010.

OPTIONAL EARLY REDEMPTION REQUEST

(to be completed by investor or authorized party)

To:
(Name of broker or other person through whom you hold your securities (your “Broker”))

Subject: Barclays Bank PLC Double Short Leverage Securities Notice of Early Redemption, CUSIP No. • (the “Securities”)

Name of account holder:

Account number:

Broker contact name:

Number of Securities to be redeemed:
(minimum 1,000 Securities)

I hereby irrevocably request the early redemption of the Securities described above.

I understand that these Securities will not be redeemed unless my Broker properly completes and delivers an Optional Early Redemption Instruction to Barclays Capital Inc. and the requirements specified in the pricing supplement, dated January 26, 2010, relating to the Securities are satisfied.

Provided all requirements are satisfied, I understand that the final valuation date for these Securities will be the first scheduled trading day following the redemption notice date, as described in the pricing supplement (subject to postponement upon the occurrence of a market disruption event as described in the pricing supplement and related prospectus supplement).

Signed,

Name:

Telephone:

E-mail:

Date:

A-1

ANNEX B

INSTRUCTIONS TO BROKER: In order to request an Optional Early Redemption of your client’s Securities: (1) please complete and sign the Optional Early Redemption Instruction below and fax it to Barclays Capital Inc. at 212-412-1232 and (2) please call Barclays Capital Inc. at 212-526-7076 to confirm the instruction has been received. Once Barclays Capital Inc. provides you with the relevant settlement information, please contact your DTC settlements area to book the transaction.

OPTIONAL EARLY REDEMPTION INSTRUCTION

(to be completed by Broker)

To:	Barclays Capital Inc.

Barclays Bank PLC, as Calculation Agent

Subject:	Barclays Bank PLC Double Short Leverage Securities Notice of Early Redemption, CUSIP No. • (the “Securities”)

A holder of the Securities has irrevocably elected to exercise the Optional Early Redemption with respect to the number of Securities indicated below.

Number of Securities to be redeemed:
(minimum 1,000 Securities)

DTC # (and any relevant sub-account):

Contact name for DTC settlements:

Contact telephone for DTC settlements:

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Final Valuation Date with respect to the number of Securities specified above at a price per Security equal to the Redemption Amount, facing Barclays Capital Inc. DTC 7256 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Early Redemption Date.

The undersigned acknowledges that if Barclays Capital Inc. or an affiliate acknowledges receipt of this Optional Early Redemption Instruction on or prior to 3:00 p.m. (New York City time) on any business day, the effective date for this election will be that business day, provided any other requirements in the pricing supplement, dated ·, relating to the Securities are satisfied. If Barclays Capital Inc. or an affiliate acknowledges receipt of this Optional Early Redemption Instruction after 3:00 p.m. (New York City time) on any business day, the effective date for this election will be the next following business day, provided any other requirements relating to the Securities in the pricing supplement are satisfied.

Signed,

(Name of Broker)

By:

Title:

Telephone:

Fax:

E-mail:

SETTLEMENT INFORMATION

(to be completed by Barclays Capital Inc. and returned to Broker)

DTC #:	7256	Price per Security:
Contact name for DTC settlements:		Final Valuation Date:

Contact telephone for DTC settlements:		Early Redemption Date:

B-1